   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1998

                                                    REGISTRATION NO. 333-42201


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                               AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933



                         BEAR ISLAND PAPER                                                BEAR ISLAND FINANCE
                          COMPANY, L.L.C.                                                     COMPANY II
      (Exact name of Registrant as specified in its charter)            (Exact name of Registrant as specified in its charter)
                             Virginia                                                          Delaware
  (State or other jurisdiction of incorporation or organization)    (State or other jurisdiction of incorporation or
   organization)

                               2621                                                              2621
     (Primary Standard Industrial Classification Code Number)          (Primary Standard Industrial Classification Code Number)
                            06-0980835                                                        51-0378911
              (I.R.S. Employer Identification Number)                           (I.R.S. Employer Identification Number)

                             10026 OLD RIDGE ROAD
                              ASHLAND, VA 23005
                                (804) 227-3394

 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              EDWARD D. SHERRICK
                         BRANT-ALLEN INDUSTRIES, INC.
                             POST OFFICE BOX 3443
                             80 FIELD POINT ROAD
                             GREENWICH, CT 06830
                                (203) 661-3344

   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                         CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
                          DAVID J. GOLDSCHMIDT, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                              NEW YORK, NY 10022
                                (212) 735-3000


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO EXCHANGE AND CONSENT
SOLICITATION: As soon as practicable after this Registration Statement becomes effective. IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. [ ]

   THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

20.1 THE BEAR ISLAND PAPER COMPANY, L.L.C.

   The Company is a limited liabilitiy company organized under the Limited Liability Company Act of the Commonwealth of Virginia (the "Virginia L.L.C. Law"). Section 13.1-1009 of the Virginia L.L.C. Law empowers a Virginia limited liability company to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, member, employee or agent of such company, or is or was serving at the request of such company as a director, officer, member, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the company's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Virginia limited liability company may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the company under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the company must indemnify him against the expenses which such officer or director actually and reasonably incurred.

   Article VI of the Operating Agreement of the Company, a copy of which is filed as Exhibit 3.2 to this Registration Statement, allows the Company to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Company or such person who serves or served as director, officer, member, employee or agent, of another company, corporation, partnership or other enterprise at the request of the Registrant. Article VI of the Company's Operating Agreement provides for indemnification of the officers and directors of the Company to the fullest extend permitted by applicable law.

   Pursuant to Section 13.1-1025 of the Virginia L.L.C. Law, Article VI of the Operating Agreement of the Company, a copy of which is filed as Exhibit
3.2 to this Registration Statement, provides that no director of the Company shall be personally liable to the Company or its members for monetary damages for any act, occurrence or course of conduct; provided, however, that such clause shall not apply to any liability of a director based upon any willful misconduct, intentional breach or disregard of the terms of the Operating Agreement or knowing violation of criminal law.

20.2 BEAR ISLAND FINANCE COMPANY II

   FinCo is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    Article VII of the By-laws of FinCo, a copy of which is filed as Exhibit
3.4 to this Registration Statement, allows the Registrant to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of FinCo or such person who serves or served as director, officer, employee or agent, of another corporation, partnership or other enterprise at the request of FinCo. Article VIII of FinCo's By-laws provides for indemnification of the officers and directors of the Registrant to the fullest extend permitted by applicable law.

   Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Sixth of the Certificate of Incorporation of FinCo, a copy of which is filed as Exhibit 3.3 to this Registration Statement, provides that no director of FinCo shall be personally liable to FinCo or its shareholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of the Director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) pursuant to
Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) Exhibits: The following exhibits are filed as part of this Registration Statement


 EXHIBIT NO.                                                DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
     2.      PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION.
    *2.1     The Partnership Interest Sale Agreement, dated as of December 1, 1997, by and among Dow Jones Virginia
             Company Inc., Newsprint, Inc. and Brant-Allen
    *2.2     Articles of Organization and Articles of Merger of Bear Island Mergerco, LLC, dated as of December 1,
             1997, by and between the Company and Bear Island Mergerco, LLC.
     3.      CERTIFICATE OF INCORPORATION AND BY-LAWS.
    *3.1     Articles of Organization of the Company.
    *3.2     Operating Agreement of the Company.
    *3.3     Certificate of Incorporation of Bear Island Finance Company II.
    *3.4     By-Laws of Bear Island Finance Company II.
     4.      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES.
    *4.1     Indenture, dated as of December 1, 1997, among the Registrants, Timberlands, Soucy Inc. and Crestar Bank,
             as Trustee, relating to the Notes.
    *4.2     Form of New Note (included as an exhibit to exhibit 4.1).
    *4.3     Registration Rights Agreement, dated December 1, 1997, among the Registrants and TD Securities (USA),
             Inc. and Salomon Brothers Inc, as Initial Purchasers.
    *4.4     Intercreditor Agreement, dated as of December 1, 1997, by and among the Registrants, Brant-Allen, Toronto
             Dominion (Texas), Inc. and Crestar Bank.
    *4.5     Deed of Trust, dated as of December 1, 1997, by and between the Company and Crestar Bank, as Trustee.
    *4.6     Company Pledge and Security Agreement, dated as of December 1, 1997, by and between the Company and
             Crestar Bank, as Trustee.
    *4.7     Timberlands Pledge Agreement, dated as of December 1, 1997, by and between Brant-Allen and Crestar Bank, as Trustee.
    *4.8     Soucy Pledge Agreement, dated as of December 1, 1997, by and between Brant-Allen and Crestar Bank, as
             Trustee.

                               II-2

EXHIBIT NO.                                                 DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
    *4.9     Hypotech Agreement, dated as of December 1, 1997, by and between Brant-Allen and Crestar Bank, as
             Trustee.
     5.      OPINIONS.
     5.1     Opinion of Mays & Valentine, L.L.P.
     5.2     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company.
    10.      MATERIAL CONTRACTS.
   *10.1     Purchase Agreement, dated as of November 21, 1997, by and among the Registrants and TD Securities
             (USA)Inc. and Salomon Brothers Inc with respect to the Notes.
   *10.2     Bank Credit Agreement, dated as of December 1, 1997, by and among the Company, TD Securities (USA), Inc.,
             Toronto Dominion (Texas), Inc., Christiania Bank OG Kreditkass ASA, Keyport Life Insurance Company, Prime
             Income Trust, Deeprock & Company, Merrill Lynch Senior Floating Rate Fund, Inc. and Van Kampen American
             Capital Prime Rate Trust.
   *10.3     Timberlands Credit Agreement, dated as of December 1, 1997, by and among Brant-Allen, TD Securities
             (USA), Inc. and Toronto Dominion (Texas), Inc.
   *10.4     Amended and Restated Timberlands Loan and Maintenance Agreement, dated as of November 24, 1997, by and between Brant-Allen and John Hancock Mutual Life Insurance Company.
   *10.5     Timberlands Interest Sale Agreement, dated as of December 1, 1997, by and among Dow Jones Virginia
             Company, Inc., Newsprint Inc., Inc. and Brant-Allen
   *10.6     The Management Services Agreement, dated as of December 1, 1997, by and among the Company and
             Brant-Allen.
   *10.7     The Wood Supply Agreement, dated as of December 1, 1997, by and among the Company and Timberlands.
   *10.8     The Newsprint Purchase Agreement, dated as of May 19, 1978, by and between the Company and the Dow Jones
             & Co., Inc.
   *10.8A    Amendment to Newsprint Purchase Agreement, dated as of April 1, 1987.
   *10.8B    Amendment to Newsprint Purchase Agreement, dated as of December 10, 1991.
   *10.8C    Amendment to Newsprint Purchase Agreement, dated as of August 10, 1993.
   *10.8D    Amendment to Newsprint Purchase Agreement, dated as of April 22, 1996.
   *10.9     The Newsprint Purchase Agreement, dated as of May 19, 1978, by and between the Company and The Washington
             Post.
   *10.9A    Amendment to Newsprint Purchase Agreement, dated as of December 10, 1991.
   *10.9B    Amendment to Newsprint Purchase Agreement, dated as of August 10, 1993.
   *10.9C    Amendment to Newsprint Purchase Agreement, dated as of April 22, 1996.
    12.      RATIO OF EARNINGS TO FIXED CHARGES.
   *12.1     Statement regarding the computation of ratio of earnings to fixed charges for the Company.
    21.      SUBSIDIARIES.
   *21.1     Subsidiaries of the Company.
    23.      CONSENTS.

                               II-3

EXHIBIT NO.                                                 DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
    *23.1    Consent of Coopers & Lybrand L.L.P. (Bear Island Paper Company, L.P.).
    *23.2    Consent of Coopers & Lybrand L.L.P. (Bear Island Timberlands Company, L.P.)
    *23.3    Consent of Coopers & Lybrand (F.F. Soucy Inc.).
     23.4    Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Issuers (included in Exhibit
             5.2).
    *23.5    Consent of McCarthy Tetrault, special counsel to the Company.
     23.6    Consent of Mays & Valentine, L.L.P., special counsel to the Issuers (included in Exhibit 5.1).
     24.     POWERS OF ATTORNEY.
    *24.1    Power of Attorney (included in signature page).
     25.     FORM T-1.
    *25.1    Statement of Eligibility and Qualification on Form T-1 of Crestar Bank, as Trustee under the Indenture relating to the Company's 10% Series B Senior Secured Notes due 2007.
     27.     FINANCIAL DATA SCHEDULE.
    *27.1    Financial Data Schedule.
     99.     MISCELLANEOUS.
    *99.1    Form of Letter of Transmittal.
    *99.2    Form of Notice of Guaranteed Delivery.
    *99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
    *99.4    Form of Letter to Clients.


------------


   *  Previously filed.


   (b) Financial Statement Schedules:

   Schedule II--Valuation and Qualifying Accounts and Reserves.

ITEM 22. UNDERTAKINGS

   (a) The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in Greenwich, State of Connecticut, on the 29th day of January, 1998.

                                          BEAR ISLAND PAPER COMPANY, L.L.C
                                          By: *
                                              -------------------------------
                                              Peter M. Brant
                                              President, Chairman of the
                                              Board and
                                              Chief Executive Officer

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURE                               TITLE                             DATE
--------------------------   --------------------------------------------  -------------------

             *               President, Chairman of the Board              January 29, 1998
 --------------------------  and Chief Executive Officer
       Peter M. Brant        (Principal Executive Officer)

             *               Executive Vice President, Co-Chairman         January 29, 1998
 --------------------------  of the Board and Chief Operating Officer
        Joseph Allen

     /s/ Edward D. Sherrick  Vice President of Finance and                 January 29, 1998
 --------------------------  Director (Principal Financial Officer)
     Edward D. Sherrick      (Principal Accounting Officer)

             *               Vice President of Sales                       January 29, 1998
 --------------------------  and Marketing and Director
     Thomas E. Armstrong

             *               Director                                      January 29, 1998
 --------------------------
       Michael Conroy

             *               Director                                      January 29, 1998
 --------------------------
         Robert Flug


* By: /s/ EDWARD D. SHERRICK
       Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in Greenwich, State of Connecticut, on the 29th day of January, 1998.

                                          BEAR ISLAND FINANCE COMPANY II
                                          By: *
                                              -------------------------------
                                              Peter M. Brant
                                              President

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         SIGNATURE                             TITLE                         DATE
--------------------------   ---------------------------------------  ------------------

             *               Director and President                   January 29, 1998
 --------------------------
       Peter M. Brant

             *               Director, Executive Vice President,      January 29, 1998
 --------------------------  Treasurer and Secretary
        Joseph Allen         (Principal Financial Officer)

     /s/ Edward D. Sherrick  Director and Vice President              January 29, 1998
 --------------------------
     Edward D. Sherrick

             *               Director and Vice President              January 29, 1998
 --------------------------
     Thomas E. Armstrong



* By: /s/ EDWARD D. SHERRICK
       Attorney-in-fact

                                EXHIBIT INDEX


   EXHIBIT                                           DESCRIPTION                                          PAGE NO.
-----------  ------------------------------------------------------------------------------------------- --------
     2.      PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION.
    *2.1     The Partnership Interest Sale Agreement, dated as of December 1, 1997, by and among Dow
             Jones Virginia Company Inc., Newsprint, Inc. and Brant-Allen
    *2.2     Articles of Organization and Articles of Merger of Bear Island Mergerco, LLC, dated as of
             December 1, 1997, by and between the Company and Bear Island Mergerco, LLC.
     3.      CERTIFICATE OF INCORPORATION AND BY-LAWS.
    *3.1     Articles of Organization of the Company.
    *3.2     Operating Agreement of the Company.
    *3.3     Certificate of Incorporation of Bear Island Finance Company II.
    *3.4     By-Laws of Bear Island Finance Company II.
     4.      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES.
    *4.1     Indenture, dated as of December 1, 1997, among the Registrants, Timberlands, Soucy Inc. and
             Crestar Bank, as Trustee, relating to the Notes.
    *4.2     Form of New Note (included as an exhibit to exhibit 4.1).
    *4.3     Registration Rights Agreement, dated December 1, 1997, among the Registrants and TD
             Securities (USA), Inc. and Salomon Brothers Inc, as Initial Purchasers.
    *4.4     Intercreditor Agreement, dated as of December 1, 1997, by and among the Registrants,
             Brant-Allen, Toronto Dominion (Texas), Inc. and Crestar Bank.
    *4.5     Deed of Trust, dated as of December 1, 1997, by and between the Company and Crestar Bank, as Trustee.
    *4.6     Company Pledge and Security Agreement, dated as of December 1, 1997, by and between the
             Company and Crestar Bank, as Trustee.
    *4.7     Timberlands Pledge Agreement, dated as of December 1, 1997, by and between Brant-Allen and
             Crestar Bank, as Trustee.
    *4.8     Soucy Pledge Agreement, dated as of December 1, 1997, by and between Brant-Allen and
             Crestar Bank, as Trustee.
    *4.9     Hypotech Agreement, dated as of December 1, 1997, by and between Brant-Allen and Crestar
             Bank, as Trustee.
     5.      OPINIONS.
     5.1     Opinion of Mays & Valentine, L.L.P.
     5.2     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company.
    10.      MATERIAL CONTRACTS.
   *10.1     Purchase Agreement, dated as of November 21, 1997, by and among the Registrants and TD
             Securities (USA)Inc. and Salomon Brothers Inc with respect to the Notes.
   *10.2     Bank Credit Agreement, dated as of December 1, 1997, by and among the Company, TD
             Securities (USA), Inc., Toronto Dominion (Texas), Inc., Christiania Bank OG Kreditkass ASA,
             Keyport Life Insurance Company, Prime Income Trust, Deeprock & Company, Merrill Lynch
             Senior Floating Rate Fund, Inc. and Van Kampen American Capital Prime Rate Trust.
   *10.3     Timberlands Credit Agreement, dated as of December 1, 1997, by and among Brant-Allen, TD
             Securities (USA), Inc. and Toronto Dominion (Texas), Inc.
   *10.4     Amended and Restated Timberlands Loan and Maintenance Agreement, dated as of December 1,
             1997, by and between Brant-Allen and John Hancock Mutual Life Insurance Company.
   EXHIBIT                                           DESCRIPTION                                          PAGE NO.
-----------  ------------------------------------------------------------------------------------------- --------
   *10.5     Timberlands Interest Sale Agreement, dated as of December 1, 1997, by and among Dow Jones
             Virginia Company, Inc., Newsprint Inc., Inc. and Brant-Allen.
   *10.6     The Management Services Agreement, dated as of December 1, 1997, by and among the Company and Brant-Allen.
   *10.7     The Wood Supply Agreement, dated as of December 1, 1997, by and among the Company and
             Timberlands.
   *10.8     The Newsprint Purchase Agreement, dated as of May 19, 1978, by and between the Company and the Dow Jones & Co., Inc.
   *10.8A    Amendment to Newsprint Purchase Agreement, dated as of April 1, 1987.
   *10.8B    Amendment to Newsprint Purchase Agreement, dated as of December 10, 1991.
   *10.8C    Amendment to Newsprint Purchase Agreement, dated as of August 10, 1993.
   *10.8D    Amendment to Newsprint Purchase Agreement, dated as of April 22, 1996.
   *10.9     The Newsprint Purchase Agreement, dated as of May 19, 1978, by and between the Company and
             The Washington Post.
   *10.9A    Amendment to Newsprint Purchase Agreement, dated as of December 10, 1991.
   *10.9B    Amendment to Newsprint Purchase Agreement, dated as of August 10, 1993.
   *10.9C    Amendment to Newsprint Purchase Agreement, dated as of April 22, 1996.
    12.      RATIO OF EARNINGS TO FIXED CHARGES.
   *12.1     Statement regarding the computation of ratio of earnings to fixed charges for the Company.
    21.      SUBSIDIARIES.
   *21.1     Subsidiaries of the Company.
    23.      CONSENTS.
   *23.1     Consent of Coopers & Lybrand L.L.P. (Bear Island Paper Company, L.P.).
   *23.2     Consent of Coopers & Lybrand L.L.P. (Bear Island Timberlands Company, L.P.)
   *23.3     Consent of Coopers & Lybrand (F.F. Soucy, Inc.).
    23.4     Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Issuers
             (included in Exhibit 5.2).
   *23.5     Consent of McCarthy Tetrault, special counsel to the Company.
    23.6     Consent of Mays & Valentine, L.L.P., special counsel to the Issuers (included in Exhibit
             5.1).
    24.      POWERS OF ATTORNEY.
   *24.1     Power of Attorney (included in signature page).
    25.      FORM T-1.
   *25.1     Statement of Eligibility and Qualification on Form T-1 of Crestar Bank, as Trustee under the Indenture relating to the Company's 10% Series B Senior Secured Notes due 2007.
    27.      FINANCIAL DATA SCHEDULE.
   *27.1     Financial Data Schedule.
    99.      MISCELLANEOUS.
   *99.1     Form of Letter of Transmittal.
   *99.2     Form of Notice of Guaranteed Delivery.
   *99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
   *99.4     Form of Letter to Clients.


------------
* Previously filed.